August 6, 2001
XL Capital Ltd Reports Second Quarter 2001 Results
Contact:Gavin R. Arton
Investor Relations
(441) 294-7104

Contact: Roger Scotton
Media Contact
(441) 294-7165

GAAP Operating Earnings per share $1.25 Compared with $1.08

HAMILTON, BERMUDA, August 6, 2001 -- XL Capital Ltd ("XIL" or the "Company") (NYSE: XL) today reported that net income for the second quarter ended June 30, 2001 was $128.6 million, or $1.01 per share, compared with $142.5 million, or $1.13 per share, in 2000's second quarter. Economic operating income was $174.8 million, or $1.37 per share, in the second quarter of 2001 compared with $149.2 million, or $1.1 9 per share, during the same period in 2000. GAAP operating income for the second quarter of 2001 was $160.1 million, or $1.25 per share, compared with $135.5 million, or $1.08 per share, for the quarter ended June 30, 2000.

For the six months ended June 30, 2001, net income was $347.5 million, or $2.72 per share, compared with $366.2 million, or $2.91 per share, during the same period in 2000. Economic operating income was $346.0 million, or $2.71 per share, during the first six months of 2001 compared with $314.1 million, or $2.49 per share, for the first six months of 2000. GAAP operating income for the first six months of 2001 was $316.8 million, or $2.48 per share, compared with $286.3 million, or $2.27 per share, for the six months ended June 30, 2000.

Summary unaudited consolidated financial data for the three months and six months ended June 30 for each of 2001 and 2000 is set forth below (in millions except per share amounts):

                                                      Three months ended                 Six months ended
                                                           June 30                            June 30
                                                         (Unaudited)                        (Unaudited)
                                                    2001             2000             2001              2000

Net Premiums Earned                                 $641.0           $503.4         $1,183.1           $997.9
Net Income                                           128.6            142.5            347.5            366.2
Economic Operating Income (a)                        174.8            149.2            346.0            314.1
Operating Income (b)                                 160.1            135.5            316.8            286.3
Per Share Results:
Net Income                                           $1.01            $1.13            $2.72            $2.91
Economic Operating Income (a)                         1.37             1.19             2.71             2.49
Operating Income (b)                                  1.25             1.08             2.48             2.27
Average shares outstanding (c)                       127.8            125.7            127.5            125.9

Notes: (a) Excludes net realized investment gains and losses (net of tax) and amortization of intangible assets.

       (b)  Excludes net realized investment gains, and losses (net of tax).

       (c)  Diluted weighted average number of shares.

Total revenues were $791.7 million and $674.0 million for the quarters ended June 30, 2001 and 2000, respectively. For the first six months of 2001 and 2000, revenues were $1.6 billion and $1.4 billion, respectively.

Gross premiums written were $1 .0 billion for the second quarter of 2001, compared with $696.6 million for the second quarter of 2000. Net premiums earned were $641.0 million in the second quarter of 2001 versus $503.4 million in 2000.

For the six months ended June 30, 2001, gross premiums written were $2.2 billion compared with $1.6 billion in 2000's first six months. Net premiums earned were $1.2 billion in the first six months of 2001 versus $997.9 million in the first six months of 2000.

Net investment income, excluding net realized investment gains and losses, was $140.8 million in the second quarter of 2001 compared with $136.4 million in 2000's second quarter. Net realized losses on investments were $31.1 million in the second quarter of 2001 compared with net realized gains of $5.1 million in 2000's second quarter.

Net investment income, excluding net realized investment gains and losses, was $270.2 million during the first six months of 2001, compared with $265.0 million in 2000's first six months. Net realized gains on investments were $29.1 million during the first six months of 2001 compared with $73.8 million in 2000's first six months.

The Company's equity in the net earnings of its affiliates for the second quarter was $29.5 million in 2001, versus $25.8 million in 2000. The Company's equity in the net earnings of its affiliates during the first six months was $57.9 million in 2001, versus $43.2 million in 2000.

Total assets at June 30, 2001 were $18.7 billion compared with $16.9 billion at December 31, 2000. Shareholders' equity at June 30, 2001 was $5.7 billion compared with $5.6 billion at December 31, 2000. Fully diluted book value per share at June 30, 2001 was $45.42 compared with $44.78 at December 31, 2000.

In the second quarter of 2001, the combined ratio was 92.6% compared with 99.3% in the second quarter of 2000. The loss ratios were 60.4% and 65.3% in the second quarters of 2001 and 2000, respectively, and the corresponding expense ratios were 32.2% and 34.0%, respectively.

The combined ratio for the Company was 93.9% for the first six months of 2001 compared with 96.3% during the first six months of 2000. The loss ratios were 60.6% and 63.3% in 2001 and 2000, respectively, with the corresponding expense ratios being 33.3% and 33.0%, respectively.

During the first six months of 2001, the Company repurchased 0.2 million of its shares at an average price of $69.72 per share. XL has approximately $236.3 million remaining in its current share repurchase authorization.

Commenting on the second quarter results, Brian M. O'Hara, President and Chief Executive Officer of XL, stated "Our results for the second quarter were satisfactory given the loss activity experienced during the quarter by most companies and were generally in line with expectations. Overall market conditions continue to improve as evidenced by the very strong growth in premiums written during both the second quarter and for the first six months of 2001."

"We were also very pleased to announce the completion of our acquisition of Winterthur International in late July. This acquisition gives XIL the platform it needs for significant international expansion," Mr. O'Hara noted.

The all-cash transaction, announced by XL on February 16, 2001, is valued at approximately $405 million. This value is based on financial statements for the Winterthur International ("WI") business being acquired as at and for the period ending December 31, 2000 delivered to XL (the "December WI Financial
State-
ments"), and is subject to adjustment based on the completion of audited financial statements for WI as at and for the period ending June 30, 2001. These June 30, 2001 financial statements are subject to review and agreement by XL and its auditors.

The acquisition of WI will be given effect in XL's financial statements from and after July 1. Based upon the December WI Financial Statements, WI recorded gross written premium and net written premium of $1.2 billion and $493 million, respectively, for the year ended December 31, 2000. In addition, WI had total assets, total investment assets and total gross reserves of $4.4 billion, $1.0 billion and $2.4 billion, respectively, at December 31, 2000.

Jerry M. de St. Paer, Executive Vice President and Chief Financial Officer of XL stated, "Under current accounting rules, we expect to record at fair value Winterthur International's loss reserves based on the present value of their cash flows. In such estimate, we utilized a blended discount rate based upon the expected pay out patterns of the reserves, resulting in an aggregate adjustment of approximately $55 million (pre-tax) to Winterthur International's reserves, which discount will be charged through the income statement over the period that claims are settled. In addition, we expect to record a special charge of approximately $80 million in our third quarter with respect to the acquisition, of which $61 million relates to our estimate of that portion of adverse loss development for which XL does not have indemnification from the seller."

"Including the reserve discount charges, we expect the acquisition to be slightly dilutive to our GAAP operating income per share for fiscal 2001," commented Mr. de St. Paer. "We expect the acquisition to be modestly accretive to both operating income and net income per share for fiscal 2002."

XL expects to file the December WI Financial Statements and pro forma financial information giving effect to the WI acquisition with the SEC on a Form 8-K later this week. This filing will contain a description of the assumptions and bases upon which these financial statements and pro forma information were based. The December WI Financial Statements were delivered to XL by Winterthur Swiss Insurance pursuant to the sale and purchase agreement and have not been independently reviewed by XL or its auditors. The December WI Financial Statements and the pro forma financial information are not the basis upon which the final purchase price for WI will be determined and are not indicative of future performance of the WI operations. The December WI Financial Statements and pro forma financial information should be reviewed with caution and undue reliance should not be placed upon them or any of the financial or other information contained in them.

A live on-line webcast of a call with analysts and investors will be held at 10:00 a.m. Eastern Time on Tuesday, August 7, 2001 to review the earnings and strategic transaction at www.xlcapital.com. XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. Additional unaudited supplemental financial information relating to the Company's 2001, 2000 and 1999 results is available on its web site: www.xIcapital.com.

This press release contains forward-looking statements. Statements that are not historical facts, including statements about the Company's beliefs or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements, including those concerning the potential benefits of the Winterthur International acquisition, the outlook for the insurance and reinsurance markets, prospects for rate or price increases, premium growth, future earnings and reserves, are particularly sensitive to factors such as the levels of competition in the industry, the frequency and severity of claims and losses, conditions in the world's financial and capital markets affecting the Company's investment performance, changes in the economic, regulatory or tax environment in which the Company operates and other factors identified in the Company's most recent annual report on Form 10-K and other documents on file with the Securities and Exchange Commission that could cause actual results to differ materially from those contained in forward-looking statements. Forward looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to publicly update or re-vise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                 XL CAPITAL LTD
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                    (In thousands, except per share amounts)

                                                      Three Months Ended                 Six Months Ended
                                                           June 30                            June 30
                                                         (Unaudited)                        (Unaudited)
                                                    2001             2000             2001              2000

Income Statement Data:
Gross premiums written                           $1,005,847         $696,553       $2,156,692       $1,615,490
Net premiums written                                749,152          499,909        1,561,406        1,152,008
Revenues
Net premiums earned                                 640,984          503,375        1,183,138          997,874
Net investment income                               140,800          136,440          270,151          264,967
[?] gains on investments                            (31,072)           5,075           29,099           73,782
Equity in net income of affiliates                   29,514           25,756           57,902           43,235
Fee income and other                                 11,493            3,340           18,562            8,296
                                                    791,719          673,986        1,558,852        1,388,154
Expenses
Net losses and loss expenses                        386,951          328,540          717,155          631,374
Acquisition costs, operating expenses, and
   exchange gains and losses                        232,708          183,456          430,468          356,426
Interest expense                                     15,800            7,402           23,312           15,897
Amortization of intangible assets                    14,703           13,756           29,171           27,808
                                                    650,162          533,154        1,200,106        1,031,505
Income before minority interest and Income
   tax expense                                      141,557          140,832          358,746          356,649
Net income                                         $128,606         $142,484         $347,535         $366,243
Weighted average number of ordinary shares
   and Ordinary share equivalents (diluted)
                                                    127,765          125,680          127,546          125,878
Per Share Data:
Net Income                                            $1.01            $1.13            $2.72            $2.91
Realized losses (gains) on investments and
   one time charges (after tax)                        0.24            (0.05)           (0.24)           (0.64)
GAAP operating income                                 $1.25            $1.08            $2.48            $2.27
Amortization of intangible assets                      0.12             0.11             0.23             0.22
Economic operating income                             $1.37            $1.19            $2.71            $2.49


                                 XL CAPITAL LTD
                       SUMMARY CONSOLIDATED FINANCIAL DATA

                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                 As at                          As at
                                                             June 30, 2001                December 31, 2000

Balance Sheet Data:
Total investments available for sale                           $9,408,266                     $9,501,548
Net payable for investments purchased                           1,068,027                      1,372,476
Cash and cash equivalents                                       1,676,981                        930,469
Investments in affiliates                                         909,000                        792,723
Intangible assets                                               1,575,275                      1,591,108
Total assets                                                   18,715,683                     16,941,952
Unpaid losses and loss expenses                                 6,050,013                      5,672,062
Deposit liabilities and policy benefit reserves                 1,234,317                      1,209,926
Notes payable and debt                                          1,294,673                        450,032
Shareholders equity                                                   [?]                            [?]
Fully diluted book value per share                                 $45.42                         $44.78


                                 XL CAPITAL LTD

                        SUPPLEMENTARY SEGMENT INFORMATION
                                 (In thousands)
                                   (Unaudited)

                              FOR THE QUARTER ENDED
                                  June 30, 2001

                                                             Total                       Financial
                              Insurance       Lloyd's      Insurance     Reinsurance      Services       Total

Gross premiums written       $463,345      $162,242       $625,587      $351,046        $29,214       $1,005,847

Net premiums written         317,516       145,042        462,558       257,600         28,994        749,152

Net premiums earned          221,536       118,387        339,923       292,407         8,654         640,984

Fee income and other         2,624         (2,211)        413           714             10,366        11,493

Net losses and loss
   expenses                  123,162       78,436         201,598       183,339         2,014         386,951

Acquisition costs            31,368        34,551         65,919        76,126          1,157         143,202

Operating expenses           28,621        4,944          33,565        23,069          6,863         63,497

Exchange (gains) losses      (639)         3,422          2,783         4,825           --            7,608

Underwriting profit (loss)   $41,648       $(5,177)       $36,471       $5,762          $8,986        $51,219

Underwriting profit                                                                                   $51,219

Net investment income                                                                                 140,800

Equity in net income of
affiliates                                                                                            29,514

Corporate, taxes and other                                                                            (46,768)

Economic operating income                                                                             $174,765

Loss and loss expense ratio  55.6%         66.2%          59.3%         62.7%           23.3%         60.4%

Underwriting expense ratio   27.1%         33.4%          29.3%         33.9%           92.7%         32.2%

Combined ratio               82.7%         99.6%          88.6%         96.6%           116.0%        92.6%


NOTES:

1.   Ratios are based upon net premiums earned, excluding fee income and other.
2.   The underwriting expense ratio excludes exchange gains and losses.
3. The combined ratio for the financial services segment would have been 65.4% if fee income was included with net premiums earned for purposes of calculating the expense ratio.
4. The Company's Lloyd's syndicates are included in the insurance segment but are disclosed separately since the nature of the business written and the market in which the syndicates underwrite are significantly different from the Company's other insurance subsidiaries.

                                 XL CAPITAL LTD
                        SUPPLEMENTARY SEGMENT INFORMATION
                                 (In thousands)
                                   (Unaudited)
                              FOR THE QUARTER ENDED
                                  June 30, 2000

                                                                 Total                     Financial
                                    Insurance     Lloyd's      Insurance    Reinsurance     Services      Total

Gross premiums written                $281,473  $131,867         $413,340        $270,142     $13,071     $696,553

Net premiums written                   190,816   110,304          301,120         185,728      13,061      499,909

Net premiums earned                    151,279    95,158          246,437         250,110       6,828      503,375

Fee income and other                     3,934    (2,565)           1,369               3       1,968        3,340

Net losses and loss expenses            92,058    63,003          155,061         171,671       1,808      328,540

Acquisition costs                       22,726    31,883           54,609          60,678         371      115,658

Operating
expenses                                19,724     3,072           22,726          26,220       6,414       55,430

Exchange (gains) losses                    480    (2,090)         (1,610)            (95)          --      (1,705)

Underwriting profit (loss)             $20,225   $(3,275)         $16,950        $(8,361)        $203       $8,792

Underwriting profit                                                                                         $8,792

Net investment income                                                                                      136,440

Equity in net income of
   affiliates                                                                                               25,756

Corporate, taxes and other                                                                                (21,741)

Economic operating income                                                                                 $149,247

Loss and loss expense ratio        60.8%        66.2%         62.9%        68.6%           26.5%       65.3%

Underwriting expense ratio         28.1%        36.7%         31.4%        34.8%           99.4%       34.0%

Combined ratio                     88.9%        102.9%        94.3%        103.4%          125.9%      99.3%


NOTES:
1.   Ratios are based upon net premiums earned, excluding fee income and other.
2.   The underwriting expense ratio excludes exchange gains and losses.
3. The combined ratio for the financial services segment would have been 103.6% if credit default swap fee income was included with net premiums earned for purposes of calculating the expense ratio.
4. The Company's Lloyd's syndicates are included in the insurance segment but are disclosed separately since the nature of the business written and the market in which the syndicates underwrite are significantly different from the Company's other insurance subsidiaries.
5. Net losses incurred for the insurance segment include, and the reinsurance segment exclude, $11.2 million relating to an intercompany stop loss agreement. Consolidated results are not affected. The loss and loss expense ratio would have been 53.4% and 73.1% and the $(19.6) million in the insurance and reinsurance segments, respectively, had this stop loss agreement not been in place.

                                 XL CAPITAL LTD

                        SUPPLEMENTARY SEGMENT INFORMATION
                                 (In thousands)
                                   (Unaudited)

                            FOR THE SIX MONTHS ENDED
                                  June 30, 2001

                                                              Total                       Financial
                                Insurance      Lloyd's      Insurance     Reinsurance     Services        Total

Gross premiums written             $817,587      $379,238    $1,196,825        $918,664      $41,203      $2,156,692

Net premiums written                525,203       279,582       804,785         715,694       40,927       1,561,406

Net premiums earned                 398,850       210,546       609,396         559,267       14,475       1,183,138

Fee income and other                  4,647       (1,609)         3,038             151       15,373          18,562

Net losses and loss expenses        217,367       144,362       361,729         351,797        3,629         717,155

Acquisition costs                    56,171        65,699       121,870         145,726        1,478         269,074

Operating expenses                   54,596        11,756        66,352          39,775       18,220         124,347

Exchange (gains) losses             (1,166)         2,587         1,401           5,037           --           6,438

Underwriting profit (loss)          $76,549     $(15,467)       $61,082         $17,083       $6,521         $84,686

Underwriting profit                                                                                          $84,686

Net investment income                                                                                        270,151

Equity in net income of
affiliates                                                                                                    57,902

Corporate, taxes and other                                                                                   (66,772)

Economic operating income                                                                                   $345,967

Loss and loss expense ratio           54.5%         68.6%         59.3%           62.9%        25.1%           60.6%

Underwriting expense ratio            27.8%         36.8%         30.9%           33.2%       136.1%           33.3%

Combined ratio                        82.3%        105.4%         90.2%           96.1%       161.2%           93.9%



NOTES:
1.   Ratios are based upon net premiums earned, excluding fee income and other.
2.   The underwriting expense ratio excludes exchange gains and losses.
3. The combined ratio for the financial services segment would have been 91.1% if fee income was included with net premiums earned for purposes of calculating the expense ratio.
4. The Company's Lloyd's syndicates are included in the insurance segment but are disclosed separately since the nature of the business written and the market in which the syndicates underwrite are significantly different from the Company's other insurance subsidiaries.

                                 XL CAPITAL LTD
                        SUPPLEMENTARY SEGMENT INFORMATION
                                 (In thousands)
                                   (Unaudited)

                            FOR THE SIX MONTHS ENDED
                                  June 30, 2000

                                                          Total                        Financial
                          Insurance       Lloyd's       Insurance      Reinsurance     Services         Total

Gross
premiums written             $493,101       $295,606        $788,707       $806,020        $20,763      $1,615,490
Net premiums written
                              336,331        169,981         506,312        624,943         20,753       1,152,008
Net premiums earned
                              297,580        198,220         495,800        489,150         12,924         997,874
Fee income and other
                                5,206        (3,733)           1,473            232          6,591           8,296
Net losses and loss
expenses                      177,592        143,690         321,282        306,849          3,243         631,374

Acquisition costs              42,712         59,054         101,766        116,873            713         219,352
Operating expenses
                               38,162          7,943          46,105         52,652         11,648         110,405
Exchange (gains)
losses                            470        (2,394)         (1,924)          1,641             --           (283)

Underwriting profit
(loss)                        $43,850      $(13,806)         $30,044        $11,367         $3,911         $45,322

Underwriting profit                                                                                        $45,322
Net investment income
                                                                                                           264,967
Equity in net income
of affiliates                                                                                               43,235

Corporate, taxes and
other                                                                                                     (39,424)

Economic operating
income                                                                                                    $314,100

Loss and loss expense
ratio                           59.7%          72.5%           64.8%          62.7%          25.1%           63.3%

Underwriting
expense ratio                   27.2%          33.8%           29.8%          34.7%          95.6%           33.0%

Combined ratio                  86.9%         106.3%           94.6%          97.4%         120.7%           96.3%

NOTES:
1.   Ratios are based upon net premiums earned, excluding fee income and other.
2.   The underwriting expense ratio excludes exchange gains and losses.
3. The combined ratio for the financial services segment would have been 94.4% if credit default swap fee income was included with net premiums earned for purposes of calculating the expense ratio.
4. The Company's Lloyd's syndicates are included in the insurance segment but are disclosed separately since the nature of the business written and the market in which the syndicates underwrite are significantly different from the Company's other insurance subsidiaries.

[?] reinsurance segment exclude, $11.2 million relating to an intercompany stop loss agreement. Consolidated results are not affected. The loss and loss expense ratio would have been 55.9% and 65.0% and the underwriting profit would have been $55.1 million and $0.2 million in the insurance and reinsurance segments, respectively, had this stop loss agreement not been in place.

                                 XL CAPITAL LTD
              SUPPLEMENTARY PREMIUM INFORMATION BY LINE OF BUSINESS

                                 (In thousands)
                                   (Unaudited)

                              FOR THE QUARTER ENDED
                                  June 30, 2001

                                           Gross Premiums             Net Premiums              Net Premiums
                                              Written                   Written                    Earned

Casualty insurance                              $250,039                  $170,261                  $113,502
Casualty reinsurance                             118,932                    81,271                    92,391
Property catastrophe                              50,892                    44,726                    41,035
Other property                                   175,535                   128,075                   124,787
Marine, energy, aviation and
   satellite                                      77,088                    36,959                    49,606
Lloyd's syndicates                               162,242                   145,042                   118,387
Other                                            171,119                   142,818                   101,276
Total                                         $1,005,847                  $749,152                  $640,984


                              FOR THE QUARTER ENDED
                                  June 30, 2000

                                           Gross Premiums             Net Premiums              Net Premiums
                                              Written                   Written                    Earned

Casualty insurance                              $137,041                   $96,029                   $79,674
Casualty reinsurance                             102,627                    65,362                   104,289
Property catastrophe                              46,995                    41,397                    36,358
Other property                                   121,385                    94,841                    91,577
Marine, energy, aviation
   and satellite                                  78,810                    35,565                    41,100
Lloyd's syndicates                               131,867                   110,304                    95,158
Other                                             77,828                    56,411                    55,219
Total                                           $696,553                  $499,909                  $503,375


                                 XL CAPITAL LTD
              SUPPLEMENTARY PREMIUM INFORMATION BY LINE OF BUSINESS

                                 (In thousands)
                                   (Unaudited)

                            FOR THE SIX MONTHS ENDED
                                  June 30, 2001

                                           Gross Premiums             Net Premiums              Net Premiums
                                              Written                   Written                    Earned

Casualty insurance                              $439,226                  $281,970                  $198,510
Casualty reinsurance                             290,322                   204,316                   163,780
Property catastrophe                             153,050                   142,568                    77,857
Other property                                   353,081                   254,968                   219,118
Marine, energy, aviation and
satellite                                        254,665                   152,367                   111,428
Lloyd's syndicates                               379,238                   279,582                   210,546
Other                                            287,110                   245,635                   201,899
Total                                         $2,156,692                $1,561,406                $1,183,138

                                       [?]
                                  June 30, 2000

                                           Gross Premiums             Net Premiums              Net Premiums
                                              Written                   Written                    Earned
Casualty insurance                              $234,538                  $169,566                  $157,902
Casualty reinsurance                             257,793                   179,116                   192,226
Property catastrophe                             124,831                   118,617                    65,636
Other property                                   286,686                   216,856                   174,183
Marine, energy, aviation and
satellite                                        234,451                   155,475                    85,616
Lloyd's syndicates                               295,606                   169,981                   198,220
Other                                            181,585                   142,397                   124,091
Total                                         $1,615,490                $1,152,008                  $997,874

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